                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report:                                                December 28, 2001



                           CORE MATERIALS CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Delaware                               001-12505                31-1481870
--------------------------------------------------------------------------------
(State of Other Jurisdiction          (Commission             (IRS Employer
   of  Incorporation)                 File Number)           Identification No.)


800 Manor Park Drive, P.O. Box 28183
Columbus, Ohio                                                  43228-0183
--------------------------------------------------------------------------------
(Address of Principle Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code           (614) 870-5000
                                                   -----------------------------



--------------------------------------------------------------------------------
          (Former Name of Former Address, if Changed Since Last Report)

EXPLANATORY NOTE

         This Form 8-K/A amends Item 7 of the current report on Form 8-K filed by Core Materials Corporation ("Core Materials") on October 31, 2001, to include financial statements that were not available at the time of the filing of the initial report. The financial statements are required as a result of the October 16, 2001, acquisition by Core Composites Corporation, a wholly owned subsidiary of Core Materials, of certain assets of Airshield Corporation ("Airshield").

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

Item 7(a). FINANCIAL STATEMENTS OF AIRSHIELD CORPORATION AS OF DECEMBER 31, 2000 AND 1999

                          Independent Auditors' Report

Board of Directors
Airshield Corporation


         We have audited the accompanying balance sheets of Airshield Corporation as of December 31, 2000, and 1999, and the related statements of operations, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         Except as explained in the following paragraph, we conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         As discussed in Note 2 to the financial statements, there is substantial doubt about the Company's ability to continue as a going concern because the Company filed for Chapter 11 Bankruptcy protection in March 2001, which was later converted to Chapter 7. Additionally, we are aware that the Company is involved in business litigation as disclosed in Note 7 to the financial statements.

         The Company is a part of a controlled group. We have not audited the financial statements of the controlled group for any period subsequent to December 31, 1999, and therefore do not express an opinion on any such financial statements of the controlled group for any period subsequent to that date. We performed an audit of the consolidated entity as of December 31, 1999 and issued a report thereon. Our report was unqualified as of that date. Our audit was conducted for the purpose of expressing an opinion on the consolidated group as a whole. No audit procedures were performed on intercompany transactions. Subsequent to 1999, substantial management changes occurred within the companies. We have been unable to determine the appropriateness of all charges within the related entities. The Company has significant transactions within the controlled group and related entities as discussed in Note 6. There may be substantial unpaid liabilities within this controlled group and related entities which would make it unable to continue operations without substantial changes to the Company's operations. We have been unable to determine the nature, extent, and periods to which these liabilities relate. Several of these entities have experienced financial difficulties including bankruptcy. Had we been able to audit the controlled group, significant adjustments to the Company's financial statements may have resulted.

         As discussed in Note 8, the Company files a joint tax return with its parent company. The Company's parent has not completed the required federal income tax filings for the year ended December 31, 2000, and neither the Company nor its parent, has paid federal income taxes related to the year ended December 31, 1999. Further, the Company has not recognized any income tax expense, income taxes payable or deferred taxes in its balance sheet as of December 31, 2000, or in its related statements of income, retained earnings and cash flows for the year then ended. The ultimate resolution and effect of these matters have not been determined.

         We were unable to observe the count of the Company's physical inventory as of December 31, 2000, stated in the accompanying balance sheet at $496,893 as of December 31, 2000. The Company's records do not permit the application of other auditing procedures to its inventories.

         In our opinion, because of the effects of the matters discussed in the preceding paragraphs, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of Airshield Corporation as of December 31, 2000, and 1999, or the results of its operations or its cash flows for the years then ended.



         /s/ Pattillo, Brown & Hill, L.L.P.
         Waco, Texas
         December 7, 2001

                              AIRSHIELD CORPORATION

                            STATEMENTS OF OPERATIONS



                                                                                       Year Ended December 31,
                                                                            ----------------------------------------

                                                                                 2000                        1999
                                                                            ------------                ------------

REVENUE
   Sales                                                                    $ 16,437,320                $ 21,882,458
   Cost of sales                                                              15,472,004                  16,890,776
                                                                            ------------                ------------
            Gross Profit                                                         965,316                   4,991,682

EXPENSES
   Selling, general and administrative costs                                   2,756,370                   3,484,573
                                                                            ------------                ------------

 (LOSS) INCOME FROM OPERATIONS                                                (1,791,054)                  1,507,109
                                                                            ------------                ------------

OTHER INCOME (EXPENSES)
   Other                                                                          53,829                    (368,422)
   Interest expense                                                             (393,892)                   (268,476)
   Bad debt expense - Related Parties                                         (1,767,298)                       --
                                                                            ------------                ------------
            Total Other Income (Expenses)                                     (2,107,361)                   (636,898)
                                                                            ------------                ------------

(LOSS) INCOME BEFORE INCOME TAXES                                             (3,898,414)                    870,211

INCOME TAXES
   Provision for income taxes                                                       --                      (430,228)
                                                                            ------------                ------------

NET (LOSS) INCOME                                                             (3,898,414)                    439,983

BEGINNING ACCUMULATED DEFICIT                                                 (2,001,444)                 (2,441,427)
                                                                            ------------                ------------

ENDING ACCUMULATED DEFICIT                                                  $ (5,899,858)               $ (2,001,444)
                                                                            ============                ============


SEE AUDITORS' REPORT AND ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                             AIRSHIELD CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999



                                                     ASSETS

                                                                                    2000                    1999
                                                                                -----------             -----------
CURRENT ASSETS
   Cash and cash equivalents                                                    $    26,992             $    70,456
   Accounts receivable (net of allowance for
      doubtful accounts of $132,425 and $165,760 in
      2000 and 1999, respectively)                                                3,197,574               3,116,624
   Inventory                                                                        496,893                 785,229

   Prepaid and other assets                                                         110,318                  19,161
                                                                                -----------             -----------
            Total Current Assets                                                  3,831,777               3,991,470


NONCURRENT ASSETS
   Due from related parties, net of allowance for
      doubtful accounts of $1,767,298 in 2000 and $0 in 1999                           --                   998,513
   Property and equipment - at cost                                               5,047,205               5,015,437
   Less accumulated depreciation                                                 (4,606,852)             (4,378,292)
                                                                                -----------             -----------
            Total Noncurrent Assets                                                 440,353               1,635,658
                                                                                -----------             -----------


            Total Assets                                                        $ 4,272,130             $ 5,627,128
                                                                                ===========             ===========

                                                LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                             $ 2,362,585             $ 1,362,636
   Current maturities of long-term debt                                           2,516,172               1,989,339
   Taxes and accrued expenses                                                       722,273                 775,993
   Due to related parties                                                         2,928,243               1,857,888
   Commitments and contingencies                                                    617,139                 617,139
                                                                                -----------             -----------
            Total Current Liabilities                                             9,146,412               6,602,995


SHAREHOLDERS' EQUITY
   Common stock - no par value; shares issued
      and outstanding, 5,100 in 2000 and 1999                                         5,100                   5,100
   Paid-in-Capital                                                                1,020,477               1,020,477
   Accumulated deficit                                                           (5,899,859)             (2,001,444)
                                                                                -----------             -----------
            Total Shareholders' Equity                                           (4,874,282)               (975,867)
                                                                                -----------             -----------


            Total Liabilities and Shareholders' Equity                          $ 4,272,130             $ 5,627,128
                                                                                ===========             ===========


SEE AUDITORS' REPORT AND ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                             AIRSHIELD CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                      December 31,
                                                                          ----------------------------------

                                                                              2000                   1999
                                                                          -----------            -----------

OPERATING ACTIVITIES
   Net income                                                             $(3,898,415)           $   439,983
   Adjustments to reconcile by operating:
      Depreciation                                                            228,560                319,317
      Change in operating assets and liabilities:
         Accounts receivable                                                  (80,950)            (1,511,291)
         Inventory                                                            288,336               (370,915)
         Due to/from RP                                                     2,068,868                 49,753
         Prepaid, deposits and other                                          (91,157)               111,406
         Accounts payable                                                     999,949                741,918
         Accrued expenses                                                     (53,720)               358,880
                                                                          -----------            -----------
               Net Cash (Used)/Provided by Operating Activities              (538,529)               139,051
                                                                          -----------            -----------

INVESTING ACTIVITIES
   Purchases of property and equipment                                        (31,768)              (479,001)
                                                                          -----------            -----------
               Net Cash Used by Investing Activities                          (31,768)              (479,001)
                                                                          -----------            -----------

FINANCING ACTIVITIES
   Proceeds from indebtedness                                                 526,833                348,484
                                                                          -----------            -----------
                Net Cash Provided by Financing Activities                     526,833                348,484
                                                                          -----------            -----------

NET DECREASE IN CASH                                                          (43,464)                 8,534

CASH AT BEGINNING OF YEAR                                                      70,456                 61,922
                                                                          -----------            -----------

CASH AT END OF YEAR                                                       $    26,992            $    70,456
                                                                          ===========            ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest                                                               $   393,103            $   268,322
                                                                          ===========            ===========

   Income taxes                                                           $      --              $   100,456
                                                                          ===========            ===========


SEE AUDITORS' REPORT AND ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                              AIRSHIELD CORPORATION


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS

              Airshield Corporation ("the Company") operates in one business segment as a manufacturer of fiberglass reinforced plastics utilizing various open and closed molding processes. The Company primarily sells to commercial truck manufacturers and automotive aftermarket suppliers.

              In March 2001, the Company filed for reorganization under Chapter 11 of the United States Bankruptcy Code which case was subsequently converted to Chapter 7 liquidation in December 2001. See note 2.

         USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         REVENUE RECOGNITION

              Revenue from product sales is recognized at the time products are shipped.

         CASH AND CASH EQUIVALENTS

              For purposes of statements of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

              Although the Company's cash and cash equivalents and accounts receivable are exposed to potential credit loss, the Company does not believe such risk to be significant. Most of the Company's accounts receivable are from large commercial truck manufacturers, and, as a whole, do not represent a significant credit risk.

         INVENTORY

              Inventory is stated at the lower of cost or net realizable value. Cost is generally determined on the first-in, first-out basis.

         PROPERTY AND EQUIPMENT

              Property and equipment is stated at cost. Depreciation is calculated using the straight-line or accelerated method over estimated useful lives of the related assets.

                                                        Estimated
                                                      Useful Lives
                                                    ----------------

              Vehicles                                 3 - 10 years

              Molds and dies                           1 - 10 years

              Office and plant equipment               3 - 7 years




         NEW ACCOUNTING PRONOUNCEMENTS

              Effective June 30, 2000, for companies that have not adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," for derivative financial instruments and hedging activities, the company must adopt SFAS No.138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," (an amendment of SFAS No. 133). The Company has not yet completed its analysis of this standard and therefore has not determined its effect on the Company's financial statements.

2.       BANKRUPTCY FILING/GOING CONCERN

         In March 2001, the Company filed a petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Southern District of Texas. Under Chapter 11, certain claims against the Debtor in existence prior to the filing are stayed while the Debtor continues business operations as Debtor-in-possession while it works out its plan of reorganization.

         After evaluating various reorganization plans, the Company agreed to sell substantially all its assets to Core Materials Corporation ("Core Materials"). The sale order which was entered by the Bankruptcy Court on October 15, 2001 provided for sale of the assets free and clear from all liens, claims and encumbrances with the proceeds of the sale of $1,794,000 to be used to pay secured and unsecured claims of the Company. Core Materials assumed no liabilities of the Company. The sale was completed on October 16, 2001. In December 2001, the Company filed a petition to convert its case to Chapter 7 liquidation. The Bankruptcy Court entered an order in December 2001 converting such case. Under the provisions of Chapter 7, the Bankruptcy Court will appoint a trustee who will liquidate the Company after which time the Company will cease to exist.

         In light of the bankruptcy filings, particularly the conversion of the case to Chapter 7 liquidation and the sale of assets discussed above, there is significant doubt that the Company will continue as a going concern. The financial statements included herein do not reflect all the adjustments that might result from the outcome of this uncertainty and do not reflect the liquidation value of the Company.

   3.    INVENTORY

         As of December 31, 2000 and 1999, inventory consisted of the following:

                                                                   2000                 1999
                                                               -----------           -----------

              Raw materials                                    $   324,412           $   570,225

              Work-in-progress                                     105,324                27,645

              Finished goods                                        67,157               187,359
                                                               -----------           -----------

                          Total                                $   496,893           $   785,229
                                                               ===========           ===========





   4.    PROPERTY AND EQUIPMENT

         As of December 31, 2000 and 1999, property and equipment consisted of the following:

                                                                   2000                   1999
                                                               -----------            -----------

              Vehicles                                         $   261,694            $   261,694
              Molds and dies                                     1,626,401              1,626,401
              Office equipment                                     494,085                490,633
              Plant equipment                                    2,665,025              2,636,709
                                                               -----------            -----------
                          Total Property and Equipment           5,047,205              5,015,437
              Less - accumulated depreciation                   (4,606,852)            (4,378,292)
                                                               -----------            -----------

                          Property and Equipment - Net         $   440,353            $   637,145
                                                               ===========            ===========


5.       DEBT

         As of December 31, 2000 and 1999, debt consisted of the following:

                                                                                   2000                      1999
                                                                                -----------              -----------

         Revolving bank line of credit with
         Comerica Bank for $2,000,000, interest
         rate set at prime plus 2.0% (10% at
         December 31, 2000), secured by all assets
         of the Company and due March 2001                                      $ 1,953,150              $ 1,271,623

         Unsecured note payable to C.I.O.S., a
         charitable trust, interest rate at 10%
         and is due on demand                                                       152,907                  252,159



         Note payable to Nissan, interest rate at
         8.75%, matures in March 2001, and is
         secured by a forklift                                                        3,464                    4,932

         Unsecured note payable to Surety Finance,
         interest rate at 8.45%, matures in June
         2000                                                                          --                     23,215

         Note payable to Associates Commercial
         Corp., interest rate at 7.91%, matures in
         August 2002, and is secured by forklift                                      4,881                    9,319

         Note payable to Associates Commercial
         Corp., interest rate at 8.90%, matures in
         August 2002, and is secured by forklift                                      4,926                    8,065

         Note payable to Associates Commercial
         Corp., interest rate at 8.75%, matures in
         November 2002, and is secured by
         forklift                                                                     7,999                   11,886

         Note payable to Green Tree Vendor
         Services Corporation, interest rate at
         13.22%, matures in June 2002, and is
         secured by computers                                                        24,717                   41,309

         Note payable to Tip-O-Tex Chevrolet,
         Inc., interest rate at 9.14%, matures in
         July 2002, and is secured by an
         automobile                                                                  26,489                   29,192

         Note payable to a related party
         foundation due on demand with an interest
         rate of 13%, secured by majority
         shareholder                                                                337,639                  337,639
                                                                                -----------              -----------

            Total Debt                                                          $ 2,516,172              $ 1,989,339
                                                                                ===========              ===========




         All debt was classified as current as a result of the Company's subsequent bankruptcy filings (see note 2).

         The Company's borrowing capacity under the line of credit is based on the lesser of $2,000,000 or 85% or eligible accounts receivable as defined in the loan agreement. The line of credit provides for an origination fee of $26,250, a facility fee of 1% of the total credit and a monthly service fee of .50% of the average daily balance outstanding on the loan. As a result of the Company's bankruptcy filing in March 2001, subsequent borrowings under the loan were restricted and the interest rate was increased to the maximum rate allowable by law.



   6.    RELATED PARTY TRANSACTIONS

         The Company has entered various transactions with companies either owned or affiliated with the principal shareholder of the Company or the principal shareholder's brother. These transactions include shelter arrangements whereby the related parties manufacture and supply principally all of the Company's finished products from a facility in Mexico.

         The terms of the agreements include the following:

                  The Company will pay a monthly shelter fee of $83,411 to a related party. As an integral part of the agreement, the related party will furnish 304,000 square feet in a related party facility, the Maquila Facility, located in Matamoras, Tamulipas, Mexico for the manufacture of the Company's goods and finished products. The agreement, which was entered January 1, 1999, had a three-year original term and automatically renews for successive three-year terms. Either party may terminate the agreement by giving a 180-day written notice of the intent to terminate.

                  The Company will also pay a related party entity for all costs incurred on its behalf including manufacturing-related utility and tax costs, production and general administrative personnel costs, factory overhead, occupancy expenses and other general and administrative expenses related to the production of the Company's products.


         The Company shares certain administrative and operating costs with its parent, the reasonableness of charges for these services has not been determined. Additionally, the Company files a consolidated tax return with its parent. As discussed in Note 8 below, the Company's parent has not completed the required federal income tax filings for the year ended December 31, 2000, and neither the Company nor its parent, has paid federal income taxes related to the year ended December 31, 1999. Further, the Company has not recognized any income tax expense, income taxes payable or deferred taxes in its balance sheet as of December 31, 2000, or in its related statements of income, retained earnings and cash flows for the year then ended. The ultimate resolution and effect of these matters have not been determined. The Company has also made and received various advances and loans from several of the related parties. As a result of the Company's bankruptcy filings and subsequent sale of substantially all the assets of the Company, the related party receivables were deemed uncollectible and were fully reserved at December 31, 2000.


   7.    COMMITMENTS AND CONTINGENCIES

         The Company previously entered into a licensing agreement whereby it paid an individual a royalty in order to retain an exclusive license on a patent. During 1991, the Company terminated this agreement. The licensor has claimed that the Company has infringed on the related patent and has filed suit for payment related to the infringement and for past royalties. A liability of $606,982 has been accrued at December 31, 2000 and 1999, in connection with the above.

         The Company has also accrued a liability of $10,157 at December 31, 2000 and 2001, for its estimated obligations for product warranties.

8.       INCOME TAXES

         The Company determines tax expense and deferred tax information in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

         The components of the Company's provision for income taxes in 2000 and 1999, are as follows:


                                                                                         2000                     1999
                                                                                     -----------              -----------

              Current                                                                $      --                $   295,872
              Deferred                                                                      --                    134,356
                                                                                     -----------              -----------

                          Total Tax Provision                                        $      --                $   430,228
                                                                                     ===========              ===========



         At December 31, 2000 and 1999, the components of the Company's deferred tax balances were as follows:

                                                                                         2000                     1999
                                                                                     -----------              -----------

              Deferred Tax Assets:
                       Accounts receivable, principally due to                       $    45,024              $    56,358
                          allowance for doubtful accounts

                       Accrued expenses, principally due to
                          accruals for commitments and contingencies                     209,827                  209,827

                       Operating loss carryforwards                                    2,005,952                  680,491

              Deferred Tax Liabilities:

                       Plant, equipment and intangibles,
                          principally due to differences in
                          depreciation                                                   (34,000)                 (34,000)
                                                                                     -----------              -----------

                       Net deferred tax asset                                          2,226,803                  912,676

                       Less valuation allowance                                       (2,226,803)                (912,676)
                                                                                     -----------              -----------

                                   Net Deferred Taxes                                $      --                $      --
                                                                                     ===========              ===========








         The Company files a consolidated tax return with its parent. The Company's parent has not completed the required federal income tax filings for the year ended December 31, 2000, and neither the Company nor its parent, has paid federal income taxes related to the year ended December 31, 1999. Further, the Company has not recognized any income tax expense, income taxes payable or deferred taxes in its balance sheet as of December 31, 2000, or in its related statements of income, retained earnings and cash flows for the year then ended. The ultimate resolution and effect of these matters have not been determined.

         As a result of the losses from operations and the subsequent bankruptcy filings and sale of assets, it is not likely the Company will realize any future benefits from income tax loss carry forwards or from deferred tax assets, therefore, no benefit was recorded in 2000 for any deferred tax loss carry forward and all other deferred items were fully reserved.

   9.    MAJOR CUSTOMERS

         The Company has significant transactions with two customers. These customers, which are both heavy truck manufacturers, accounted for 58% and 25% of the Company's sales in 2000 and 1999, respectively and 52% and 12% of the accounts receivable balances at December 31,2000 and 1999. The Company evaluates its credit exposures with these customers regularly and records bad debt reserves for any amounts deemed un-collectible.




  10.    RECLASSIFICATIONS

         Certain accounts have been reclassified in 1999 to compare to the 2000 presentation.

Item 7(b).

                           CORE MATERIALS CORPORATION
                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

         On October 16, 2001, Core Composites Corporation, a wholly owned subsidiary of Core Materials Corporation, purchased substantially all of the assets, consisting primarily of inventory, accounts receivable and manufacturing equipment, of Airshield Corporation pursuant to the terms of the Purchase Agreement dated as of October 10, 2001 (the "Purchase Agreement"). The unaudited pro forma combined financial statements have been prepared from and should be read in conjunction with the consolidated financial statements and notes thereto for Core Materials Corporation for the year ended December 31, 2000, included in Core Materials' report on Form 10-K, and the financial statements of Airshield Corporation as of December 31, 2000, which are included in this Current Report on Form 8-K.

         The pro forma combined balance sheet assumes that the acquisition took place on September 30, 2001, and combines Core Materials' September 30, 2001, unaudited balance sheet and Airshield's September 30, 2001, unaudited balance sheet.

         The pro forma combined statement of operations assumes that the acquisition took place as of the beginning of the periods presented. The combined statement of operations for the year ended December 31, 2000, combines Core Materials' audited statement of operations for the year ended December 31, 2000, and Airshield's audited statement of operations for the year ended December 31, 2000. The combined statement of operations for the period ending September 30, 2001, combines Core Materials' unaudited statement of operations for the period ending September 30, 2001, and Airshield's unaudited statement of operations for the period ending September 30, 2001.

         In management's opinion, the pro forma results of operations are not indicative of the actual results that would have occurred had the acquisition been consummated at the beginning of the period presented and is not intended to be a projection of future results. Pro forma adjustments that give effect to actions taken by management or other efficiencies expected to be realized as a result of the transactions are not reflected in the following pro forma results of operations. Core Materials has not completed the allocation of the purchase price for this acquisition. Core Materials is continuing to assess the components, including customer lists, patents and goodwill, of the net intangible assets acquired. Additionally, the amounts of certain payroll liabilities assumed and the transaction expenses are yet to be finalized. Therefore, the amount of cost in excess of fair value of tangible net assets purchased could be adjusted once these items are finalized.

                             PRO FORMA BALANCE SHEET

                                                                                                                       PRO FORMA
                                                               CORE MATERIALS    AIRSHIELD                             COMBINED
                                                                SEPTEMBER 30,   SEPTEMBER 30,                         SEPTEMBER 30,
                                                                     2001           2001         ADJUSTMENTS              2001
                                                                ------------    ------------    ------------          ------------
                                                                 (UNAUDITED)     (UNAUDITED)                           (UNAUDITED)
Assets

Cash and cash equivalents                                       $  5,041,166    $     11,910    $ (1,905,910) (a,b)   $  3,147,166

Accounts receivable less allowance for doubtful accounts          14,374,961       1,758,200                            16,133,161
Inventories:
    Finished and work in process goods                             1,668,574          31,263          19,473  (c)        1,719,310
    Stores                                                         1,777,591         242,977                             2,020,568
                                                                ------------    ------------    ------------          ------------
        Total inventories                                          3,446,165         274,240          19,473             3,739,878

Deferred tax asset                                                 1,245,568            --                               1,245,568
Prepaid expenses and other current assets                            932,258          21,391         (21,391) (c)          932,258
                                                                ------------    ------------    ------------          ------------
        Total current assets                                      25,040,118       2,065,741      (1,907,828)           25,198,031

Property, plant and equipment                                     42,579,811       5,216,713      (5,050,338) (c)       42,746,186
Accumulated depreciation                                         (17,051,917)     (4,741,594)      4,741,594  (c)      (17,051,917)
                                                                ------------    ------------    ------------          ------------
Property, plant and equipment - net                               25,527,894         475,119        (308,744)           25,694,269

Deferred tax asset - net                                          11,859,323            --                              11,859,323
Mortgage-backed security investment                                1,053,795            --                               1,053,795
Other assets                                                         418,341            --                                 418,341
Intangible Assets                                                                                  1,188,241  (d)        1,188,241
                                                                ------------    ------------    ------------          ------------

TOTAL                                                           $ 63,899,471    $  2,540,860    $ (1,028,331)         $ 65,412,000
                                                                ============    ============    ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Current liabilities
   Current portion long-term debt                               $    350,000    $  1,883,296    $ (1,883,296) (a)     $    350,000
   Accounts payable                                                6,546,299       2,526,969      (2,526,969) (a)        6,546,299
   Accrued liabilities:
     Compensation and related benefits                             1,562,015         362,071       1,150,458  (a,c)      3,074,544
     Interest                                                        491,346            --           491,346
     Taxes                                                           544,438         328,189        (328,189) (a)          544,438
     Graduated lease payments                                        831,950         831,950
     Other accrued liabilities                                     1,058,369          54,943         (54,943) (a)        1,058,369
   Due to Related Parties                                                          4,007,184      (4,007,184) (a)             --
                                                                ------------    ------------    ------------          ------------
        Total current liabilities                                 11,384,417       9,162,642      (7,650,113)           12,896,946

Long-term debt                                                    26,105,150                                            26,105,150
Interest rate swap                                                   501,971                                               501,971
Deferred long-term gain                                            2,122,105                                             2,122,105
Postretirement benefits liability                                  5,085,154                                             5,085,154

COMMITMENTS AND CONTINGENCIES                                              0         617,139        (617,139) (a)             --

STOCKHOLDERS' EQUITY:
Common stock - $0.01 par value, authorized shares - 20,000,000;       97,787           5,100          (5,100) (a)           97,787
    Outstanding shares:  September 30, 2001 - 9,778,680
Paid-in capital                                                   19,251,392       1,020,477      (1,020,477) (a)       19,251,392
Accumulated other comprehensive income (loss), net of
   income tax effect                                                (331,301)       (331,301)
Retained earnings (accumulated deficit)                             (317,204)     (8,264,508)      8,264,508  (a)         (317,204)
                                                                ------------    ------------    ------------          ------------
    Total stockholders' equity                                    18,700,674      (7,238,921)      7,238,921            18,700,674
                                                                ------------    ------------    ------------          ------------

TOTAL                                                           $ 63,899,471    $  2,540,860    $ (1,028,331)         $ 65,412,000
                                                                ============    ============    ============          ============



                                                                PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                                  TWELEVE MONTHS ENDED DECEMBER 31, 2000


                                                                                                                     PRO FORMA
                                                   CORE MATERIALS        AIRSHIELD          ADJUSTMENTS               COMBINED
                                                   --------------      ------------        ------------             ------------
NET SALES:                                         $ 83,545,359        $ 16,437,320                                 $ 99,982,679

COST OF SALES                                        71,630,020          15,472,004             (70,714) (e)          87,031,310
                                                   ------------        ------------        ------------             ------------

GROSS MARGIN                                         11,915,339             965,316                                   12,951,369

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE           9,053,490           4,469,839                      (g)          13,523,329
                                                   ------------        ------------        ------------             ------------

INCOME/(LOSS) BEFORE INTEREST AND TAXES               2,861,849          (3,504,523)                                    (571,960)

Interest income                                         339,512                                 (92,995) (e)             246,517
Interest expense                                     (1,970,378)           (393,892)            393,892  (e)          (1,970,378)
                                                   ------------        ------------        ------------             ------------

INCOME/(LOSS) BEFORE INCOME TAXES                     1,230,983          (3,898,415)            371,611               (2,295,821)

TOTAL INCOME TAXES (BENEFITS)                           515,632                              (1,481,258) (f)            (965,626)
                                                   ------------        ------------        ------------             ------------

NET INCOME/(LOSS)                                  $    715,351        $ (3,898,415)       $  1,852,869             $ (1,330,195)
                                                   ============        ============        ============             ============

NET INCOME/(LOSS) PER COMMON SHARE:
     Basic                                         $       0.07                                                     $      (0.14)
                                                   ============                                                     ============
     Diluted                                       $       0.07                                                     $      (0.14)
                                                   ============                                                     ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic                                            9,778,680                                                        9,778,680
                                                   ============                                                     ============
     Diluted                                          9,778,680                                                        9,778,680
                                                   ============                                                     ============



                                                                    PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                                       NINE MONTHS ENDED SEPTEMBER 30, 2001


                                                                                                                       PRO FORMA
                                                      CORE MATERIALS      AIRSHIELD CORP       ADJUSTMENTS             COMBINED
                                                      --------------      --------------      -------------          ------------
Net Sales:                                             $ 51,040,147        $ 11,357,974                              $ 62,398,121

COST OF SALES                                            45,244,172          10,836,197             (81,196)  (e)      55,999,173
                                                       ------------        ------------        ------------          ------------

GROSS MARGIN                                              5,795,975             521,777                                 6,398,948

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE               5,607,454           2,661,273                       (g)       8,268,727
                                                       ------------        ------------        ------------          ------------

INCOME/(LOSS) BEFORE INTEREST AND TAXES                     188,521          (2,139,496)                               (1,869,779)

Interest income                                             263,614                 765             (46,505)  (e)         217,874
Interest expense                                         (1,486,901)           (225,917)            225,917   (e)      (1,486,901)
                                                       ------------        ------------        ------------          ------------

INCOME/(LOSS) BEFORE INCOME TAXES                        (1,034,766)         (2,364,648)            260,608            (3,138,806)

TOTAL INCOME TAXES (BENEFITS)                              (428,394)                               (862,656)  (f)      (1,291,050)
                                                       ------------        ------------        ------------          ------------

NET INCOME/(LOSS)                                      $   (606,372)       $ (2,364,648)       $  1,123,264          $ (1,847,756)
                                                       ============        ============        ============          ============

NET INCOME/(LOSS) PER COMMON SHARE:
     Basic                                             $      (0.06)                                                 $      (0.19)
                                                       ============                                                  ============
     Diluted                                           $      (0.06)                                                 $      (0.19)
                                                       ============                                                  ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic                                                9,778,680                                                     9,778,680
                                                       ============                                                  ============
     Diluted                                              9,778,680                                                     9,778,680
                                                       ============                                                  ============




                           CORE MATERIALS CORPORATION
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



The following adjustments give pro forma effect to the transaction:

         (a) Adjustment to reflect Airshield assets not acquired and Airshield liabilities not assumed by Core Materials Corporation as a part of the acquisition.

         (b)      Adjustment to reflect the cash used to fund the acquisition.

         (c) Adjustment to reflect the assets acquired and certain payroll liabilities assumed at their estimated fair value.

         (d) Adjustment to reflect the excess of acquisition cost over the estimated fair value of the net assets acquired. The purchase price and preliminary purchase price allocation are summarized as follows:

                  Purchase price (including acquisition related costs of $100,000)                  $1,894,000
                  Estimated fair value of assets and liabilities acquired:
                       Accounts receivable                                              1,758,200
                       Inventories                                                        293,713
                       Property and equipment                                             166,375
                       Payroll related liabilities                                     (1,512,529)
                                                                                    -------------

                  Total                                                                               $705,759

                  Cost in excess of fair value of net assets acquired                               $1,188,241
                                                                                                 =============


         (e) Adjustment to reflect the net effect of: 1) adjusting depreciation expense to be based on the fair value of the property and equipment acquired 2) adjusting cost of goods for the effect of recording the inventory acquired at its fair value 3) eliminating the interest expense reflected on Airshield's statement of operations for borrowings which were not assumed by Core Materials and 4) elimination of interest income reflected on Core Materials statement of operations to reflect the use of cash to purchase the net assets of Airshield.

         (f) Adjustment to reflect Core Materials estimated effective tax rate of 42 % for 12/31/00 and 41% for 9/30/01.

         (g) Adjustment to record the amortization of the cost is excess of fair value of tangible net assets acquired by Core Materials as part of the acquisition has not been recorded as Core Materials has not completed its assessment of the components of the intangible assets acquired. To the extent amounts are subsequently allocated to items such as customer lists and patents, a resulting amortization would be recorded based on the appropriate estimated life of these assets. In accordance with Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" any amount of the intangible asset allocated to goodwill would not be amortized but instead the related asset would be regularly evaluated for impairment.

Item 7(c).  Exhibits

23.1 CONSENT OF PATILLO, BROWN AND HILL, WITH RESPECT TO THE FINANCIAL STATEMENTS OF AIRSHIELD CORPORATION

23.2     SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Core Materials Corporation
                                     -------------------------------------------
                                                      (Registrant)





Date         12/28/01            By              /s/   Kevin L. Barnett
       -------------------            ------------------------------------------
                                                       (Signature)

                                                 Kevin L. Barnett
                                         Vice President, Secretary, Treasurer
                                              and Chief Financial Officer














                                       19